Exhibit 99.1

Saia Increases and Extends Credit Facility

JOHNS CREEK, GA. – February 6, 2019 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today announced that it has amended its revolving credit facility to increase Saia’s borrowing capacity, lower certain interest rates and extend the term.

On February 5, 2019, the Company amended its revolving credit facility by entering into an amended and restated credit agreement with BOKF, NA dba Bank of Oklahoma, JPMorgan Chase Bank, N.A., Bank of America, N.A., PNC Bank, National Association, SunTrust Bank and TD Bank, N.A.

The amendment to the Company's revolving credit facility:

•	Increases the size of the credit facility from $250 million to $300 million
•	Increases the availability under an accordion feature from $75 million to $100 million
•	Extends the maturity until February 5, 2024
•

Reduces the performance-based interest rate pricing grid such that the Company expects to achieve more favorable borrowing costs under the amended credit facility than under the previous credit facility

"I am pleased with the terms of this agreement as it reflects the credit market’s recognition of Saia’s continued improvement in our financial results.  The amended facility provides flexibility for Saia's future growth opportunities," said Saia President and Chief Operating Officer, Fritz Holzgrefe.  "We thank our lending group for their ongoing support."

This description of the amendment to the revolving credit facility is a summary only and is qualified in its entirety by reference to the full text of the amended and restated credit agreement, a copy of which will be filed in a Form 8-K with the Securities and Exchange Commission ("SEC").

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 160 terminals in 41 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our

Saia, Inc. Announces Amendment to Credit Facility

customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (15) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and potential changes to the North American Free Trade Agreement and to certain international tariffs; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums under its auto liability policy; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) disruption in or failure of the Company’s technology including services essential to operations of the Company and/or cyber security risk; (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

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CONTACT:	Saia, Inc.
Douglas Col, CFA Treasurer
dcol@saia.com